MULTI-FLEX
VARIABLE ANNUITY APPLICATION

Nationwide Life Insurance Company
Individual Annuities - 5P
One Nationwide Plaza
P.O. Box 182021
Columbus, Ohio 43218-2021
1-800-848-7529

CONTRACT OWNER (Print Name) ______________________ Tax ID or Soc. Sec. No. ☐☐☐☐☐☐☐☐☐☐

ADDRESS ______________________

BIRTHDATE __________

DESIGNATED ANNUITANT (Print Name) ______________________ Sex ☐ M ☐ F

ADDRESS ______________________

BIRTHDATE

MO.	DAY	YEAR

OCCUPATION __________

SOC. SEC. NO. ☐☐☐☐☐☐☐☐☐ EMPLOYER __________

BENEFICIARY (Print Name) __________ RELATIONSHIP __________

CONTINGENT BENEFICIARY __________ RELATIONSHIP __________

ANNUITY PURCHASE PAYMENTS:
First Purchase Payment $ __________ submitted herewith. A copy of this application duly signed by the agent will constitute receipt for such amount. If this application is declined, there will be no liability on the part of the Company, and any sums submitted with this application will be refunded.

PURCHASE PAYMENT ALLOCATION (whole percentages only, must total 100%)

_____ % FIXED ACCOUNT
_____ % GVIT Govt. Bond – Class I
_____ % GVIT Growth – Class I
_____ % GVIT Money Market – Class I
_____ % GVIT Nationwide® – Class I

ANNUITY COMMENCEMENT DATE:

The First Day of

MO.	YEAR

OPTIONAL ANNUITY FORM ELECTED
Unless otherwise indicated, I hereby elect the Life Annuity with 120 monthly payments guaranteed.
☐ Joint and Last Survivor Annuity.
Second Person __________

Birthdate

MO.	DAY	YEAR

Relationship __________

☐ 120 or ☐ 240 Monthly Payments and Life

CHECK CONTRACT TYPE:

☐ IRA ☐ 401(a) ☐ 403(b)
☐ SEP-IRA ☐ 401(k) ☐ NON QUALIFIED

Year for which contribution is applied __________
Please attach appropriate agreements
Is this a rollover/transfer? ☐ Yes ☐ No
If yes, identify source

Will the annuity applied for replace existing annuity or life insurance?
☐ Yes ☐ No If Yes, explain:

REMARKS:

TELEPHONE EXCHANGE PRIVILEGE
I authorize the Company to make exchanges among the above Accounts based upon my telephone instructions. I understand and agree that (i) the Company will not be liable for any loss, liability, cost, or expense for acting in accordance with my instructions; (ii) exchanges will be made in accordance with procedures established by the Company (to be provided with the Contract); and (iii) the telephone exchange privilege may be suspended at any time by the Company or myself within 30 days of written notice.

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of any annuity contract issued by the Company. I UNDERSTAND THAT ANNUITY PAYMENTS AND SURRENDER VALUES, WHEN BASED UPON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. RECEIPT OF A CURRENT VARIABLE ANNUITY PROSPECTUS IS HEREBY ACKNOWLEDGED.

SIGNED AT: ______________________ ON ______________________
(Date)

APPLICANT: ______________________ WITNESS: ______________________
(Signature of Applicant) (Print Agent Name and No.)

AGENT'S TELEPHONE #: ______________________ ______________________
(Signature of Agent)

AGENT: Do you have reason to believe the Contract applied for is to replace existing annuities or insurance owned by the annuitant?
☐ Yes ☐ No

APO-1712-B (5-92)
(MFX-AO) (05-2003)